EXHIBIT 99.1.
Press release of Flushing Financial Corporation, dated June 23, 2004

CONTACT:

Monica C. Passick	Van Negris / Lexi Terrero
Senior Vice President and	Van Negris & Company, Inc.
Chief Financial Officer	(212) 626-6730
Flushing Financial Corporation
(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial to Speak to Institutional Investors

FLUSHING, NY - JUNE 23, 2004 - Flushing Financial Corporation (Nasdaq: FFIC) today announced that, through an arrangement with Sidoti and Company, LLC, it will make presentations to several institutional investors.

John R. Buran, Flushing Financial's Executive Vice President and Chief Operating Officer, and David W. Fry, Vice President, Controller and CFO-elect, will make the presentations in Minneapolis on June 23rd, and in Detroit on June 24th.

WHO	Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through eleven banking offices located in Queens, Brooklyn, Manhattan, Bronx and Nassau County.
WHAT	Presentations to several institutional investors through an arrangement with Sidoti and Company, LLC.
WHEN/WHERE	Minneapolis on June 23, 2004 and Detroit on June 24, 2004.
PRESENTATION
The presentation will focus on the Company's 2004 performance and its strategic operating objectives. The presentation will be available on the Company's website, www.flushingsavings.com on Wednesday, June 23, 2004, and will remain available through July 23, 2004.
RECENT NEWS
May 19, 2004 - Flushing Financial Corporation Increases Quarterly Dividend by 12.5% to $0.09 Per Share
April 22, 2004 - Flushing Financial Corporation Reports 2004 First Quarter Results
February 18, 2004 - Flushing Financial Corporation Increases Quarterly Dividend by 9% to $0.08 Per Share
January 27, 2004 - Flushing Financial Corporation Reports Record 2003 Fourth Quarter and Annual Results

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

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